Exhibit 5.1

Grant Thornton LLP Suite 900 833 - 4th Avenue SW Calgary, AB T2P 3T5
U.S. Securities and Exchange Commission
T (403) 260-2500 F (403) 260-2571 www.GrantThornton.ca

Re:	Compton Petroleum Corporation

We hereby consent to the use of our name in the Registration Statement on Form F-10 (the “Registration Statement”) of Compton Petroleum Corporation, as it appears under the heading “Documents Filed As Part of the Registration Statement”.

We also consent to the use of our reports dated March 20, 2009, incorporated by reference in the Registration Statement.

Chartered Accountants Calgary, Alberta
September 18, 2009

Audit — Tax — Advisory

Grant Thornton LLP. A Canadian Member of Grant Thornton International Ltd